Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual  Report of GreenMan Technologies, Inc. (the "Company") on Form 10-KSB for the year ended September 30, 2008 (the "Report"), I, Lyle Jensen, President and Chief Executive Officer of the Company, hereby certify that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 16, 2009

/s/           Lyle Jensen
Lyle Jensen
President and Chief Executive Officer